UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 30, 2012

Finotec Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	76-0251547
(State or Other Jurisdiction Incorporation)	(IRS Employer Identification No.)

228 East 45th Street, Suite 1801, New York NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code   _________________________

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2.01

On November 21, 2011, Finotec Group, Inc. (“Finotec”) completed the sale of the Activity of Finologic, a subsidiary of Finotec to 360T Trading Networks (“360T”), one of the leading providers of web-based trading technologies for Over-The-Counter financial instruments.

Finotec believes that selling the technology activity of Finologic to 360T will allow it to concentrate and grow its core business of providing service and Forex execution to its institutional and retail customers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 30, 2012		Finotec Group, Inc.

	By:	/s/ Didier Essemini
Name: Didier Essemini
Title: President